CERTIFICATE OF INCORPORATION
-of-
PHELPS DODGE INTERAMERICA CORPORATION
     FIRST: The name of the corporation is Phelps Dodge Interamerica Corporation.
     SECOND: The registered office of the corporation is located at 129 South State Street, in the city of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.
     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which the corporation is authorized to issue is ten thousand (10,000) shares, all of which are without par value.
     FIFTH: The name and mailing address of the incorporator is as follows:
A. Fairfield Dana
156 East 82nd Street
New York, N.Y. 10028
     The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the names and mailing addresses of the persons who are to serve as directors of the corporation until the first annual meeting of stockholders of the corporation or until their respective successors are elected and qualified are as follows:

Name	Mailing Address

Robert E. Benedict	26 Lancer Road Riverside, Conn. 06878

Edgar P. Dunlaevy	Lake Avenue Oyster Bay, L.I., N.Y. 11771

Warren E. Fenzi	30 Old Post Road Rye, New York 10580

J. Milton Gilkes	39 Birchwood Lane Hartsdale, New York 10530

Edward H. Michaelsen	Cove Road, Lucas Point Old Greenwich, Conn. 06870

Name	Mailing Address

George B. Munroe	860 United Nations Plaza New York, New York 10017

Robert G. Page	1165 Fifth Avenue New York, New York 10029
     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders.
     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.
     (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.
     (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.
     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees on dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 29th day of November, 1967.

/s/ A. Fairfield Dana (L.S.)
A. Fairfield Dana

STATE OF NEW YORK	)
: ss. :
COUNTY OF NEW YORK	)
     BE IT REMEMBERED that on this 29th day of November, 1967, personally came before me, Marilyn Rothman, a Notary Public in and for the County and State aforesaid, A. FAIRFIELD DANA, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed, and that the facts therein stated are true.
     GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Marilyn Rothman
Marilyn Rothman
Notary Public, State of New York No. 24-8679930 Qualified in Kings County Certificate filed in New York County Commission Expires March 30, 1968

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PHELPS DODGE INTERAMERICA CORPORATION
TO CHANGE ITS NAME TO
PHELPS DODGE OVERSEAS MARKETING CORPORATION
Adopted in accordance with the provisions
of Section 242 of the General Corporation
Laws of the State of Delaware.
• • • • • •
     We, ORLANDO G. GONZALEZ, President, and P. BRIAN HARVEY, Secretary, of Phelps Dodge Interamerica Corporation (the “Corporation”), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:
     A. That the Certtificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof to read as follows:
     “FIRST: The name of the Corporation is Phelps Dodge Overseas Marketing Corporation.”
     B. That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment and declaring its advisability, and the sole stockholder of the Corporation having consented to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, WE, ORLANDO G. GONZALEZ, President, and F. BRIAN HARVEY, Secretary, of PHELPS DODGE INTERAMERICA CORPORATION, have signed this certificate this 28th day of August, 1975.

/s/ Orlando Gonzalez
President

/s/ J. Brian Harvey
Secretary

[Corporate Seal}

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * *
     PHELPS DODGE OVERSEAS MARKETING CORPORATION. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:
     The present registered agent of the corporation is The United States Corporation Company and the present registered office of the corporation is in the county of New Castle.
     The Board of Directors of PHELPS DODGE OVERSEAS MARKETING CORPORATION adopted the following resolution on the 5th day of June 1998.
     Resolved, that the registered office of PHELPS DODGE OVERSEAS MARKETING CORPORATION in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
     IN WITNESS WHEREOF, PHELPS DODGE OVERSEAS MARKETING CORPORATION has caused this statement to be signed by Robert C. Swan, its VP & Secy., this 30th day of June, 1998.

/s/ Robert C. Swan
Robert C. Swan, VP & Secy.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PHELPS DODGE OVERSEAS MARKETING CORPORATION
* * * *
     PHELPS DODGE OVERSEAS MARKETING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     1. That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
     That the Certificate of Incorporation of Phelps Dodge Overseas Marketing Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
          “FIRST: The name of the Corporation is PD Wire & Cable Sales Corporation.”
     2. That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said PHELPS DODGE OVERSEAS MARKETING CORPORATION has caused this certificate to be signed by Robert C. Swan, Its Vice President and Secretary, this 14th day of February, 2001.

/s/ Robert C. Swan
Vice President and Secretary